UNITED STATES
                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549




                                         FORM 8-K/A


                                       CURRENT REPORT


                           Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported): December 20, 2002

                                   SHELTER PROPERTIES VI
                   (Exact name of registrant as specified in its charter)


        South Carolina                0-13261                  57-0755618
       (State or other             (Commission             (I.R.S. Employer
       jurisdiction of             File Number)         Identification Number)
       incorporation)


                                      55 Beattie Place
                                    Post Office Box 1089
                              Greenville, South Carolina 29602
                          (Address of principal executive offices)


                                       (864) 239-1000
                              (Registrant's telephone number)

                                            N/A

               (Former Name or former address, if changed since last report)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant hereby amends Item 7. Financial statements and exhibits of its report on Form 8-K, dated December 20, 2002 (filed with the Securities and Exchange Commission on January 6, 2003 as set forth in the pages attached hereto.

Item 7.     Financial Statements and Exhibits


(b)   Pro forma financial information


The following unaudited pro forma consolidated statements of operations reflects the operations of Shelter Properties VI Limited Partnership (the "Partnership" or "Registrant") as if Nottingham Square Apartments had been sold January 1, 2001 (in thousands, except per unit data).

The pro forma consolidated financial statements do not project the Partnership's results of operations at any future date or for any future period. This pro forma information should be read in conjunction with the Partnership's 2001 Annual Report on Form 10-KSB.

                      PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                                                         Nine Months
                                                            Ended         Year Ended
                                                        September 30,    December 31,
                                                             2002            2001

Total revenues                                             $ 4,223        $ 5,706
Total expenses                                               4,235          5,556

Net (loss) income from continuing operations                   (12)           150

Net (loss) income from continuing operations per
    limited partnership unit                               $  (.28)       $  3.50


                                         SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           SHELTER PROPERTIES VI

                           By:      Shelter Realty VI Corporation
                                    Corporate General Partner

                           By:      /s/Patrick J. Foye
                                    Patrick J. Foye
                                    Executive Vice President

                           Date:    March 5, 2003